Exhibit 15.1

Awareness Letter of KPMG LLP, Independent Registered Public Accounting Firm

August 9, 2019

Electronic Arts Inc.
Redwood City, California:

Re:
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Nos. 333-213044, 333-190355, 333-183077, 333-176181, 333-168680, 333-161229, 333-152757, 333-127156, 333-117990, 333-107710, 333-99525, 333-67430, and 333-39432

With respect to the subject post-effective amendments to registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated August 6, 2019 related to our review of unaudited condensed consolidated interim financial information of Electronic Arts Inc. and subsidiaries that is included in its Form 10-Q for the quarterly period ended June 29, 2019.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Santa Clara, California